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                                                                   Exhibit 23.11

                          CONSENT OF Howard B. Culang

     The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Radian Group Inc. upon consummation of the merger of Amerin Corporation with and into CMAC Investment Corporation, which at the effective time of the merger will be renamed Radian Group Inc.


Signature:     /s/ Howard B. Culang
               ______________________
                   Howard B. Culang


Date:          May 5, 1999